Exhibit A

JOINT FILING STATEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to herein) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Canoo Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Canoo Inc. is filed on behalf of each of the undersigned.

Date: March 16, 2022

DD Global Holdings Limited

By:	/s/ Pak Tam Li
Pak Tam Li, Director

Champ Key Limited

By:	/s/ Pak Tam Li
Pak Tam Li, Director

DE Capital Limited

By:	/s/ Pak Tam Li
Pak Tam Li, Director

/s/ Pak Tam Li
Pak Tam Li